UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 18, 2021, Apollo Endosurgery, Inc. (the “ Company”) and Aslan IV Austin, LLC (the “ Landlord”) entered into a second amendment (the “ Second Amendment”) for the Company’s principal executive offices located in an 18,234 square foot facility in Austin, Texas. The Landlord and the Company are parties to an Office Lease Agreement dated July 16, 2012, as amended by the First Amendment to Office Lease Agreement dated July 11, 2018, between the Company, as tenant, and the Landlord (subsequently assigned to BC Exchange Cityview Master Tenant, LLC) (the “Lease”). The Second Amendment extends the term of the Lease for an additional 12 months (the “Extension Term”) and surrenders a space containing approximately 7,209 square feet. Pursuant to the Second Amendment, the Lease will expire on September 30, 2022. Total base rent payments owed during the Extension Term is $286,650, plus the Company’s share of certain variable and administrative costs under the Lease.
The foregoing description of the Second Amendment and the Lease does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	June 24, 2021
		By:	/s/ Charles McKhann
		Name:	Charles McKhann
		Title:	Chief Executive Officer